As filed with the Securities and Exchange Commission on November 28, 2000
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                        INVESTMENT TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                  95-2848406
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                               380 Madison Avenue
                                    4th Floor
                            New York, New York 10017
                    (Address of principal executive offices)

                   ------------------------------------------

                        ITG Australia Employee Share Plan
                            (Full title of the plan)

                   -------------------------------------------

                              P. Mats Goebels, Esq.
                        Investment Technology Group, Inc.
                               380 Madison Avenue
                                    4th Floor
                            New York, New York 10017
                                 (212) 588-4000

                 (Name, address, and telephone number, including
                        area code, of agent for service)

                  Please send copies of all communications to:

                             Cahill Gordon & Reindel
                                 80 Pine Street
                          New York, New York 10005-1702
                       Attention: Daniel J. Zubkoff, Esq.
                                 (212) 701-3000

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                         Proposed maximum          Proposed maximum
          Title of                 Amount to be           offering price          aggregate offering           Amount of
 securities to be registered        registered               per share                  price              registration fee
---------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01           19,353               $36.24688                $701,486                 $186
per share (1)
==========================================================================================================================

(1) This registration statement covers shares of Common Stock, $.01 par value, of Investment Technology Group, Inc. that may be offered and sold from time to time pursuant to the ITG Australia Employee Share Plan.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. Plan Information.*

ITEM 2. Registrant Information and Employee Plan Annual Information.*

          * As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by Investment Technology Group, Inc. ("the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 0-23644) and are hereby incorporated by reference in this Registration Statement:

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2000; and

         The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-4 (No. 333-74723, filed with the Commission on March 19, 1999), including any other amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Delaware. Sections 102 and 145 of the Delaware General Corporation Law (the "DGCL") set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Delaware corporations.

     Generally, Section 145 of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, a Delaware corporation may similarly indemnify such person for expenses actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall have determined upon application, that, despite the adjudication of liability by in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

     Generally, Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a Delaware corporation may contain provisions eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provisions became effective.

     Section 145 of the DGCL provides that a Delaware corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against the same pursuant to the provisions of the DGCL.

     Our certificate of incorporation, as amended, provides for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. Our certificate of incorporation provides that we shall indemnify our directors and officers to the maximum extent now or hereafter permitted by law.

     We maintain director's and officers' liability insurance covering all of our directors and officers against claims arising out of the performance of their duties.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as a part of this Registration Statement:

     Exhibit No.        Description

          4.1* ITG Australia Employee Share Plan.

          4.2 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

          4.3 Amended and Restated bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

          5.1* Opinion of Cahill Gordon & Reindel with respect to the legality of the Common Stock being registered hereby.

          23.1* Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

          23.2* Consent of KPMG LLP.

          24* Powers of Attorney (included on page II-5 of this Registration Statement).

-------------------------

*    Filed herewith.

ITEM 9.           UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; or

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that if the information required to be included in a post-effective amendment by paragraphs (1)(i) and (ii) above is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, then paragraphs (1)(i) and (ii) shall not apply.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 28, 2000.

                             INVESTMENT TECHNOLOGY GROUP, INC.


                             /s/ Raymond L. Killian, Jr.
                             --------------------------------------------
                             Name: Raymond L. Killian, Jr.
                             Title: Chairman of the Board, President and
                             Chief Executive Officer


                                POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Raymond L. Killian, Jr., Howard C. Naphtali and P. Mats Goebels, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to sign any and all pre- or post-effective amendments to the Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                    Signature                                     Title                           Date
                    ---------                                     ------                          ----

           /s/ Raymond L. Killian, Jr.             Chairman of the Board, President         November 28, 2000
-----------------------------------------------       and Chief Executive Officer
            (Raymond L. Killian, Jr.)                 (Principal Executive Officer)

             /s/ Howard C. Naphtali                Managing Director and Chief              November 28, 2000
-----------------------------------------------       Financial Officer (Chief
              (Howard C. Naphtali)                    Financial
                                                      Officer)

                /s/ Angelo Bulone                  Vice President and Controller            November 28, 2000
-----------------------------------------------       (Principal Accounting Officer)
                 (Angelo Bulone)


                                      II-5

                    Signature                                     Title                           Date
                    ---------                                     ------                          ----

               /s/ Frank E. Baxter                              Director                    November 28, 2000
-----------------------------------------------
                (Frank E. Baxter)

              /s/ Neal S. Garonzik                              Director                    November 28, 2000
-----------------------------------------------
               (Neal S. Garonzik)

              /s/ William I. Jacobs                             Director                    November 28, 2000
-----------------------------------------------
               (William I. Jacobs)

               /s/ Robert L. King                               Director                    November 28, 2000
-----------------------------------------------
                (Robert L. King)

               /s/ Mark A. Wolfson                              Director                    November 28, 2000
-----------------------------------------------
                (Mark A. Wolfson)

                                  Exhibit Index


     Exhibit No.        Description

          4.1* ITG Australia Employee Share Plan.

          4.2 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

          4.3 Amended and Restated bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

          5.1* Opinion of Cahill Gordon & Reindel with respect to the legality of the Common Stock being registered hereby.

          23.1* Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

          23.2* Consent of KPMG LLP.

          24* Powers of Attorney (included on page II-5 of this Registration Statement).

-------------------

*    Filed herewith.



                                      II-7